SUBSCRIPTION AGREEMENT
Alfa International Corp.
50 South Buckhout St.
Irvington-On-Hudson, NY 10533



Gentlemen:

         I. Pursuant to the terms of the offering ("Offering") made by Alfa International Corp., a New Jersey corporation (the "Company"), the undersigned subscriber, Robert F. Peacock, hereby tenders this subscription and applies for the purchase of fifty eight (58) of the units ("Units") to be issued by the Company, each Unit to consist of fifty thousand (50,000) shares of the Company's common stock, par value $.Ol per share (the "Shares") and twenty-five thousand (25,000) common stock purchase warrants, each to purchase one share of common stock at an exercise price of one dollar ($1.00) per share (the"Warrants"), at a purchase price of $25,000 per Unit. The number of Units to be offered for cash by the Company is sixty (60) and the total gross cash proceeds of the Offering is $1,500,000. The minimum subscription amount is $25,000 and the minimum subscription is for one Unit. The Company may close purchases of Units and immediately utilize the proceeds thereof There will be no escrow of proceeds and no minimum number of Units must be sold before the Company may utilize the proceeds of any sales of Units.

         The Units are being offered without any registration pursuant to the exemptions from registration contained in Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and under similar exemptions afforded under the laws of the various states only to "accredited investors" as that term is defined in Rule 501 under Regulation D promulgated by the SEC under the Act.

         The Company has appointed Continental International
Trading Corp., a New York corporation ("Continental"), as non-exclusive placement agent in connection with the sale of Units and will compensate Continental in accordance with the terms specified in the SEC Filings (as defined below).

         The subscriber is sending (1) an executed copy of this Subscription Agreement and (2) a completed copy of the Confidential Purchaser Questionnaire for Individuals to the Company. The Company acknowledges receipt from subscriber of one million four hundred fifty thousand dollars ($1,450,000) in payment of the full amount of the purchase price for the fifty-eight (58) Units for which the undersigned is subscribing.

       2. Representations and Warranties. In order to induce the Company to accept this subscription, the undersigned hereby represents and warrants to, and covenants with, the Company as follows:



     (i) The undersigned acknowledges that (1)under the terms of Regulation D, the Company is not obligated to provide any offering materials to potential investors in connection with the Offering, (2) the undersigned has received and carefully reviewed the Company's Annual Report on Form 1O-KSB for the year ended December 31, 1996, Quarterly Report on Form 10-QSB for theQuarterly Period Ended March 31, 1997, Quarterly Report on Form10-QSB for the quarterly Period Ended June 30, 1997 and Current Report on Form 8-K dated January 23, 1997 (collectively, the "SEC Filings") and (3) other than this Subscription Agreement and the SEC Filings, the undersigned has not been furnished with any other materials or literature relating to the offer and sale of the Units;

                 (ii)    The undersigned has had a reasonable
opportunity to ask questions of and receive answers from the Company concerning the Company and the SEC Filings (and in particular the descriptions therein of (a) the reorganization of the Company under Chapter I 1 of the U.S. Bankruptcy Code, (b) the acquisition by the Company of Ty-Breakers (NY) Corp. in January 1997, (c) the details of the Company's current financial condition, and (d) the Offering to which this Subscription Agreement relates) and all such questions, if any, have been answered to the full satisfaction of the undersigned;

                 (iii) The undersigned has such knowledge and expertise in financial and business matters that the undersigned is capable of evaluating the merits and risks involved in making an investment in the Units and the subscriber understands and accepts the risks of purchasing the Units;

                 (iv) The Confidential Purchaser Questionnaire for Individuals being delivered by the undersigned to the Company simultaneously herewith is true, complete and correct in all material respects; and the undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), which is based upon non-public offerings is applicable to the offer and sale of the Units, based, in part, upon the representations, warranties and agreements made by the undersigned herein and in the Confidential Purchaser Questionnaire for Individuals referred to above. The Company will keep the information in this Subscription Agreement and in the Questionnaire strictly confidential, but the undersigned agrees that the Company may present this Subscription Agreement and the Questionnaire to such parties as the Company may deem appropriate in order to assure itself that the offer and sale of Units will not violate the Act or applicable state securities laws;

                 (v) Except as set forth in this Subscription Agreement and the SEC Filings, no representations or warranties have been made to the undersigned by the Company or any agent, employee or affiliate of the Company and in entering into this

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transaction the undersigned is not relying upon any information, other than that contained in the SEC Filings and the results of independent investigation by the undersigned;

         (vi) The undersigned understands that (A) the Units have not been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements pursuant to Rule 506 of Regulation D under the Act;
(B) resale or other transfer of the Units and the securities underlying the Units may be restricted under the Act and/or applicable state securities laws and such securities therefore may not be sold, pledged, assigned or otherwise disposed of, unless they are registered under the Act, or an exemption from such registration is available; and (C) other than as set forth in this Subscription Agreement between the Company and the undersigned, the Company is under no obligation to register the Units, the Shares or the shares underlying the Warrants under the Act or any state securities law, or to take any action to make any exemption from any such registration provisions available;

         (vii) The undersigned is acquiring the Units solely for the account of the undersigned, for investment purposes only, and not with a view towards the resale or distribution thereof,

         (viii) The undersigned will not sell or otherwise transfer any of the Units, or the underlying Shares and Warrants, or any interest therein, unless and until (i) the Units (or the underlying securities, as the case may be) shall have first been registered under the Act and all applicable state securities laws; or (ii) the undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is permitted under the Act and is exempt from the registration provisions of the Act and all applicable state securities laws;

         (ix) The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the undersigned hereunder; and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms;

         (x) The undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act and as set forth in the Confidential
Purchaser Questionnaire for Individuals;

         (xi) The undersigned has carefully reviewed the notices listed below and agrees to abide by any restrictions contained therein applicable to the undersigned;



                                                   3

         (xii) The subscriber acknowledges that the Company will endorse all certificates representing the Units, the Shares, the Warrants and, in the event of exercise of the Warrants, the shares of Common Stock underlying the Warrants, with a legend, together with any legend that any state authority may require in connection with the issuance or sale of the Units, substantially in the following form:

                 "These Securities have not been registered under the Securities Act of 1933, as amended, or the securities laws or regulations of any state. They may not be offered for sale or sold, absent an effective registration statement under that Act or an opinion of counsel, satisfactory to the Company, that such registration is not required under the Act or any applicable state laws or regulations".

         (xiii) The subscriber has adequate net worth and means of providing for current needs and personal contingencies to sustain a complete loss of the subscriber's investment in the Units and has no need for liquidity in such investment. The subscriber's overall commitments which are not readily marketable are not disproportionate to the subscriber's net worth and the subscriber's investment in the Units will not cause such overall commitments to become excessive; and

         (xiv) All of the information set forth in Section 2 with respect to the subscriber's business experience, and all of the information set forth in the Confidential Purchaser Questionnaire for Individuals, is correct and complete as of the date hereof.


NOTICES



       THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING
OR THE ACCURACY OR ADEQUACY OF THE SEC FILINGS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                 3. Registration Rights. The Company hereby undertakes, as soon as practicable after Acceptance of completed subscriptions and receipt of cleared funds in respect of Units the gross Proceeds of which total at least $500,000, to use its best efforts to (I) prepare and file a registration statement (the "Registration Statement") on a Form S-3 or other appropriate form with the Commission in respect of the Shares and the shares of Common Stock underlying the Warrants and (ii) to cause the Registration Statement to become effective. The Company shall thereafter use its best efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the completion of resales of all Shares and shares underlying Warrants so registered or (ii) the date upon which all such Shares and underlying shares may be sold without registration in reliance upon Rule 144 or any successor rule thereto.

         In connection with any Registration Statement to be prepared under this Subscription Agreement, subscriber agrees to provide the Company with all information requested by the Company in respect of the subscriber's ownership of the Shares and underlying shares, his intentions regarding resale and any other information requested by the Company in connection therewith.

         4. The undersigned understands that this subscription is binding upon the subscriber and the Company as evidenced by the subscriber's payment of, and the Company's acceptance of, the purchase price of the fifty-eight (58) Units subscribed for.

         5. The undersigned agrees to indemnify the Company and hold it and its officers, directors and agents harmless from and against any and all losses, damages, liabilities, costs and expenses which it or they may sustain or incur in connection with the breach by the undersigned of any representation, warranty or covenant made by the undersigned.

         6. Neither this Subscription Agreement nor any of the rights of the undersigned hereunder may be transferred or assigned by the undersigned.

         7. This Subscription Agreement (i) may only be modified by a written instrument executed by the undersigned and the Company; (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof, (iii) shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the undersigned and their respective heirs, legal representatives, successors and permitted assigns.





                                             5

                 8. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

         9. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the undersigned, to the address set forth in the Confidential Purchaser questionnaire for Individuals referred to above; and if to the Company, to Alfa International Corp., 50 South Buckhout Street, Irvington-On-Hudson, NY 10533, Attention: Frank J. Drohan, President, with a copy to Adam S. Gottbetter, Esq., Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, 5th Floor, New York, NY 10017, or to such other address as the Company or the undersigned shall have designated to the other by like notice.

                 IN WITNESS VTHEREOF, the undersigned executed this Subscription Agreement as of the 4th day of October 1997.







 /s/ Robert F. Peacock

 Robert F. Peacock
 Print Name


Number of Units Subscribed for: 58



    N/A - Form W-8 attached
----------------------------------------
  Social Security Number of Individual
    or other Taxpayer I.D. Number


ALFA INTERNATIONAL CORP.


                 The foregoing subscription for fifty-eight
(58)Units is hereby accepted by Alfa International Corp., as of the 4th day of October 1997.

Alfa International Corp.

   s/s Frank J. drohan
By:----------------------
   Frank J. Drohan,
   President